Filed Pursuant to Rule 424(b)(5)

Registration No. 333-214193

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED AUGUST 3, 2017

(To the Prospectus dated November 3, 2016)

Shares of Common Stock Intellicheck, Inc.

We are offering                 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE American LLC under the symbol “IDN.” On August 2, 2017, the last reported sale price of our common stock was $2.93 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $27,138,451 based on 10,811,883 shares of common stock outstanding, of which 6,734,107 shares were held by non-affiliates, and a last reported sale price on the NYSE American LLC of $4.03 per share on June 19, 2017. Other than the shares of common stock offered pursuant to this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-13 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted a 30-day option to the underwriters to purchase up to                       additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about August   , 2017.

Oppenheimer & Co.	Northland Capital Markets

The date of this prospectus supplement is           , 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-3 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “Intellicheck,” “we,” “us” and “our” refer to Intellicheck, Inc. and its subsidiaries.

Business Overview

We are a technology company that is engaged in developing, integrating and marketing wireless technology and identity systems for various applications including mobile and handheld access control and security systems for the government, military and commercial markets. Our products include the Defense ID® and Fugitive Finder systems, advanced ID card access control products currently protecting military and federal locations, and ID-Check, a patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issue IDs from U.S. and Canadian jurisdictions designed to improve the customer experience for the financial, hospitality and retail sectors.

Our primary businesses include Identity Systems products, including commercial applications of identity card reading and verification and government sales of defense security and identity card applications, and the development of wireless security applications. Our technologies address problems such as:

●	Commercial Fraud and Risk Management – which may lead to economic losses to merchants from check cashing, debit and credit card, as well as other types of fraud such as identity theft that principally use fraudulent identification cards as proof of identity;

●	Instant Credit Card Approval – retail stores use our technology to scan a Driver’s License at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;

●	Unauthorized Access – our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern; and

●	Inefficiencies Associated With Manual Data Entry – by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry.

As of July 31, 2017, we believe that we have pipeline of qualified opportunities of approximately $17 million. We treat qualified opportunities as customers under NDA, in pricing negotiations, or part of a pilot strategy program.

S-1

Recent Developments

Although our financial results for the three months ended June 30, 2017 are not yet finalized, the following information reflects our preliminary expectations with respect to our financial results for this period based on information currently available to management:

● We expect that our revenues for the quarter will be approximately $950,000 with an estimated gross margin of 75%.

● We expect that our cash and cash equivalents at the end of the quarter will be approximately $1.0 million with no outstanding indebtedness.

This preliminary information is the responsibility of management, reflects management’s good faith estimates based solely upon information available to us as of the date of this prospectus supplement and is not a comprehensive statement of our financial results for the three months ended June 30, 2017. The preliminary estimated financial results described above remain subject to the completion of our financial closing procedures, which will not occur until after the completion of this offering. Our actual results may differ materially from these estimated financial results. For example, during the course of the preparation of the respective financial statements and related notes and the review of our financial statements for the three months ended June 30, 2017, additional items that would require material adjustments to be made to the preliminary estimated financial information presented above may be identified. The information presented above should not be considered a substitute for full unaudited financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

Our independent registered public accounting firm, EisnerAmper LLP, has not reviewed, compiled or performed any procedures on this preliminary information. Accordingly, EisnerAmper LLP does not express an opinion or any other form of assurance with respect to the preliminary information. Therefore, you should not place undue reliance upon these preliminary estimates.

On August 3, we announced that our LAW ID System was operational at the Network Operations Center of NIets, the International Justice and Public Safety Network.

Corporate Information

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, we changed our name to Intelli-Check - Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we effected a further change in our name to Intellicheck Mobilisa, Inc., and on May 16, 2017, we changed our name to Intellicheck, Inc.

On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network.

Our principal executive office is located at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753. Our telephone number is (516) 992-1900 and our website address is www.intellicheck.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-2

The Offering

Common stock offered by us	shares of common stock (or shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to additional shares from us at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding after this offering	shares.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes including product development in key markets, the integration of new features into existing products, and expansion of our sales force and engineering staff. See “Use of Proceeds” on page S-11 for further information.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

NYSE American LLC trading symbol	IDN

Unless we indicate otherwise, all information in this prospectus supplement is based on 10,811,883 shares of common stock outstanding as of July 31, 2017 and;

●	assumes no exercise by the underwriters of their option to purchase up to an additional shares of common stock to cover over-allotments, if any;

●	excludes 1,652,920 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $1.40 per share, with 887,728 shares remaining available for future grant under such plans; and

●	excludes 472,801 shares of our common stock issuable upon exercise of warrants with a weighted average exercise price of $2.53 per share.

S-3

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC on May 10, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017 and the financial statements and related notes filed therewith.

Risks Relating to this Offering

Our share price may be volatile and could decline substantially

The market price of our common stock, like the price of shares of technology companies generally, has been and may continue to be volatile. From January 1, 2002 to July 31, 2017 the closing price of our common stock has varied from a high of $140.00 to a low of $0.82 per share. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	delays in development or roll-out of any of our products;

●	announcements by one or more competitors of new product acquisitions or technological innovations; and

●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of emerging technology companies, such as ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock – see “Use of Proceeds”. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $      per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $      per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

S-4

Our outstanding options and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of June 30, 2017, there were outstanding stock options to purchase approximately 1,652,920 shares of our common stock at a weighted-average exercise price of $1.40 per share. Our outstanding options could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options. For the life of the options, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options will also dilute the ownership interests of our existing stockholders.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of Intellicheck’s credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

Risks Related to Our Business and Industry

We have incurred principally losses since inception and losses may continue, which could result in a decline in the value of our securities and a loss of your investment.

We sustained net losses of $5,734,681 and $5,333,951 for the fiscal years ended December 31, 2016 and 2015, respectively, and $936,757 for the three months ending March 31, 2017, and our accumulated deficit was $105,339,077 as of March 31, 2017. Since we expect to incur additional expenditures in line with the sales growth of our business, we may not achieve operating profits in the near future. This could lead to a decline in the value of our securities.

Our proprietary software relies on reference data provided by government and quasi-government agencies. If these governmental and quasi-government agencies were to stop sharing data with us, the utility of our proprietary software would be diminished in those jurisdictions and our business would be damaged.

Currently, the fifty states, ten Canadian provinces and the District of Columbia, in most instances, conform to the guidelines established by certain organizations responsible for implementing industry standards, cooperate with us by providing sample identification cards so that we may modify all our hardware and software products to read and analyze the encoded information found on such jurisdiction’s identification cards. If one or more of these jurisdictions do not continue to provide this reference data, the utility of our proprietary software may be diminished in those jurisdictions.

S-5

Our business strategy exposes us to long sales and implementation cycles for our products.

Our target customers in the commercial fraud protection, access control and age verification industry sectors include large retailers and government agencies, which typically require longer sales and implementation cycles for our products than do our potential customer base solely interested in age verification, such as restaurant, bar and convenience store operators. The longer sales and implementation cycles for larger retail companies continue to have an adverse impact on the timing of realizing our revenues. In addition, budgetary constraints and potential economic slowdowns may also continue to delay purchasing decisions by these prospective customers. These initiatives have costs associated with them, and we cannot assure you that they ultimately will prove successful, or result in, an increase to our revenues or profitability.

In addition, the loss or significant reduction in government spending by government entities could materially limit our ability to obtain government contracts. These limitations, if significant, could also have a material adverse effect on our business, financial condition and results of operations. In addition, we will need to develop additional strategic relationships with large government contractors to successfully compete for government contracts. Should we lose or fail to develop these strategic relationships we may not be able to implement our business strategy.

The market and industry acceptance for our systems and software is evolving and its growth is uncertain.

Demand and industry acceptance for recently introduced and existing systems, and software and sales from such systems and software, are subject to a high level of uncertainty and risk. With changing administration in government, changes in government budgets, and slowly evolving government standards on use of identity products, the government sector is slowly developing. The commercial sector has the ability to develop faster than the government sector, but it is also subject to a higher level of uncertainty because of potential uncertainty in the continued financial health of our commercial customers, as well as long sales cycles. Our business may suffer if the industry develops more slowly than anticipated and does not sustain industry acceptance.

Failure to manage our operations if they expand could impair our future growth.

If we are able to expand our operations, particularly through multiple sales to large retailers and government agencies in the document verification industry, the expansion will place significant strain on our management, financial controls, operating systems, personnel and other resources. Our ability to manage future growth, should it occur, will depend to a large extent upon several factors, including our ability to do the following:

●	build and train our sales force;

●	establish and maintain relationships with distributors;

●	develop customer support systems;

●	develop expanded internal management and financial controls adequate to keep pace with growth in personnel and sales, if they occur; and

●	manage the use of third-party manufacturers and suppliers.

If we can grow our business but do not manage our growth successfully, we may experience increased operating expenses, loss of customers, distributors or suppliers and declining or slowed growth of revenues.

We are subject to risks associated with product failure and technological flaws.

Our products are complex and may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commercial shipments have commenced. The occurrence of product defects or errors could result in negative publicity, delays in product introduction and the diversion of resources to remedy defects and loss of or delay in industry acceptance or claims by customers against us and could cause us to incur additional costs, any one of which could adversely affect our business. Because of the risk of undetected error, we may be compelled to accept liability provisions that vary from our preferred contracting model in certain critical transactions. There is a risk that in certain contracts and circumstances we may not be successful in adequately minimizing product and related liabilities or that the protections negotiated will not ultimately be deemed enforceable.

S-6

We carry product liability insurance, but existing coverage may not be adequate to cover potential claims. The failure of our products to perform as promised could result in increased costs, lower margins, liquidated damage payment obligations and harm to our reputation.

Failure to protect our proprietary technology may impair our competitive position.

We continue to allocate significant resources to developing new and innovative technologies that are utilized in our products and systems. Because our continued success depends on, to a significant degree, our ability to offer products providing superior functionality and performance over those offered by our competitors, we consider the protection of our technology from unauthorized use to be fundamental to our success, which we seek to do through implementing processes aimed at identifying and seeking appropriate protection for newly-developed intellectual property, including patents, trade secrets, copyrights and trademarks, as well as policies aimed at identifying unauthorized use of such property. These processes include:

●	contractual arrangements providing for nondisclosure of proprietary information;

●	maintaining and enforcing issued patents and filing patent applications on innovative solutions to commercially important problems;

●	protecting trade secrets;

●	protecting copyrights and trademarks by registration and other appropriate means;

●	establishing internal processes for identifying and appropriately protecting new and innovative technologies; and

●	establishing practices for identifying unauthorized use of intellectual property.

We are currently involved in two lawsuits as a plaintiff in order to enforce our patent rights. Litigation can be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results. To determine the priority of inventions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

Additionally, third parties, including our competitors or licensees, may seek to have our patents reviewed by the Patent Trial and Appeal Board of the United States Patent and Trademark Office in a post grant proceeding, such as post grant review or an inter parties review. Such proceedings, if instituted could cancel our patents or narrow the scope of our patent claims. We cannot predict the effect that such proceedings, if instituted, may have on our business or revenue received from licensing our patents.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors, may have a material adverse effect on our business, operations and financial results.

If our future products incorporate technologies that infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.

We are not aware of any infringement by our current products on the intellectual property rights of any third parties. We also are not aware of any third party intellectual property rights that may hamper our ability to provide future products and services. However, we recognize that the development of our services or products may require that we acquire intellectual property licenses from third parties so as to avoid infringement of those parties’ intellectual property rights. These licenses may not be available at all or may only be available on terms that are not commercially reasonable. If third parties make infringement claims against us whether or not they are upheld, such claims could:

●	consume substantial time and financial resources;

●	divert the attention of management from growing our business and managing operations; and

●	disrupt product sales and shipments.

S-7

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude any infringing use. As a result, we would incur substantial costs, delays in product development, sales and shipments, and our revenues may decline substantially. Additionally, we may not be able to achieve the growth necessary for our success.

Failure to attract and retain management and other personnel may damage our operations and financial results and cause our stock price to decline.

We depend to a significant degree on the skills, experience and efforts of our executive officers and other key management, technical, finance, sales and other personnel. Our failure to attract, integrate, motivate and retain existing or additional personnel could disrupt or otherwise harm our operations and financial results. We do not carry key man life insurance policies covering any employees. The loss of services of certain of our key employees, an inability to attract or retain qualified personnel in the future, or delays in hiring additional personnel could delay the development of our business and could cause our stock price to decline.

We incur significant accounting and other control costs that impact our financial condition.

As a publicly traded corporation, we incur certain costs to comply with regulatory requirements. If regulatory requirements were to become more stringent or if controls thought to be effective later fail, we may be forced to make additional expenditures, the amounts of which could be material. Some of our competitors are privately owned, so their accounting and control costs could provide them a competitive advantage over us. Should our sales decline or if we are unsuccessful at increasing prices to cover higher expenditures for internal controls and audits, our costs associated with regulatory compliance will rise as a percentage of sales.

We could be adversely affected if we are unsuccessful in securing government contracts through the competitive bidding process, unsuccessful bidders challenge our government contract awards, or federal, state, or local budgetary constraints cause revenue volatility under our government contracts.

Securing government contracts typically involves a lengthy competitive bidding process. Often, unsuccessful bidders have the ability to challenge contract awards. Such challenges may increase costs, result in delays and risk the loss of the contract by the winning bidder. Protests or other delays related to material government contracts that may be awarded to us could result in revenue volatility. State and local government agency contracts may depend on the availability of matching funds from federal, state or local entities. State and local government agencies are subject to political, budgetary, purchasing and delivery constraints that may result in irregular revenue and operating results. Revenue volatility makes management of our business difficult. Outright loss of any material government contract through the protest process or otherwise, could significantly reduce our revenues.

We could be adversely affected by a negative audit by the U.S. government.

We, like other government contractors, are subject to various routine audits, reviews and investigations by U.S. government agencies, including the Defense Contract Audit Agency and various agency inspectors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations, and standards. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government.

S-8

We cannot be certain that our backlog estimates will result in actual revenues in any particular fiscal period because our clients may modify or terminate projects or may decide not to exercise contract options.

Our backlog represents sales value of firm orders for products and services not yet delivered and, for long-term, executed contractual arrangements (contracts, subcontract and customer commitments), the estimated future sales value of product shipments, transactions processed and services to be provided over the term of the contractual arrangements, including anticipated renewal options. For contracts with indefinite quantities, our backlog is estimated based on current activity levels. Our backlog includes estimates of revenues, the receipt of which require future government appropriations, depend on option exercise by clients or are subject to contract modification or termination. At December 31, 2016, our backlog approximated $133,000. These estimates are based on our experience under such contracts and similar contracts, and we believe that such estimates are reasonable. If we do not realize a substantial amount of our backlog, as we presently anticipate, our operations could be harmed and future revenues could be significantly reduced.

Long lead times for the components used in certain products creates uncertainty in our supply chain and may prevent us from making required deliveries to our customers on time.

We rely exclusively on commercial off-the-shelf technology in manufacturing our products. The lead-time for ordering certain components used in our products and for the production of products can be lengthy. As a result, we must, from time to time, order products based on forecasted demand. If demand for products lags significantly behind forecasts, we may purchase more product than we can sell. Conversely, if demand exceeds forecasts, we may not have enough products to meet our obligations to our customers.

We obtain certain hardware and services, as well as some software applications, from a limited group of suppliers, and our reliance on these suppliers involves significant risks, including reduced control over quality and delivery schedules.

Any financial instability of our suppliers could result in having to find new suppliers. We may experience significant delays in manufacturing and deliveries of products and services to customers if we lose our sources or if supplies and services delivered from these sources are delayed. As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative supply sources. It may take us several months to locate alternative suppliers, if required. We cannot predict whether we will be able to obtain replacement hardware within the required time frames at affordable costs, or at all. Any delays resulting from suppliers failing to deliver hardware or delays in obtaining alternative hardware, in sufficient quantities and of sufficient quality, or any significant increase in the cost of hardware from existing or alternative suppliers could result in delays on the shipment of product which, in turn, could result in the loss of customers.

Our Defense ID® system relies on access to databases run by various government agencies. If these governmental agencies were to stop sharing data with us, the utility of the Defense ID system would be diminished and our business would be damaged.

Currently, our Defense ID® system accesses over 100 separate databases run by various government and law enforcement agencies. We cannot be assured that each of these agencies will continue to cooperate with us. In the event that one or more of these agencies does not continue to provide access to these databases, the utility of the Defense ID® system may be diminished and, as a result, our sales could suffer.

Our Defense ID® system requires permission from each branch of the U.S. military in the form of an Authority to Operate (ATO). If an existing ATO is revoked, we would risk losing our ability to install our Defense ID® system at military bases.

We cannot be assured that these permissions will be renewed, and it is possible that they could be revoked. If one or more of these permissions is revoked or not renewed, then the sector for the Defense ID® system would be reduced and, as a result, our sales could suffer.

S-9

Our Defense ID® system manages private personal information and information related to sensitive government functions and a breach of the security systems protecting such information may result in a loss of suppliers or customers or result in litigation.

The protective security measures designed to protect sensitive information and contained in our products may not prevent all security breaches. Failure to prevent security breaches may disrupt our business, damage our reputation and expose us to litigation and liability. A party who is able to circumvent protective security measures used in these systems could misappropriate sensitive information or cause interruptions or otherwise damage our products, services and reputation as well as the property and privacy of customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our products, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of contracts. Further, our existing insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, we may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by the occurrence of any such breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

Future government regulation restricting the capture of information electronically stored on identification cards could adversely affect our business.

The Defense ID® system is designed to read, verify and capture information from identification cards. Currently, some jurisdictions have restrictions on what can be done with this information. Because issues of personal privacy continue to be a major topic of public policy debate, it is possible that, in the future, these or other jurisdictions may introduce similar or additional restrictions on capturing this information. Therefore, the implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected industry sectors to become impractical and reduce our revenues and potential revenues.

We are subject to risks associated with product failure and technological flaws.

Our products are complex and may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commercial shipments have commenced. The occurrence of product defects or errors could result in negative publicity, delays in product introduction and the diversion of resources to remedy defects and loss of or delay in industry acceptance or claims by customers against us and could cause us to incur additional costs, any one of which could adversely affect our business. Because of the risk of undetected error, we may be compelled to accept liability provisions that vary from our preferred contracting model in certain critical transactions. There is a risk that in certain contracts and circumstances we may not be successful in adequately minimizing product and related liabilities or that the protections negotiated will not ultimately be deemed enforceable.

We carry product liability insurance, but existing coverage may not be adequate to cover potential claims. The failure of our products to perform as promised could result in increased costs, lower margins, liquidated damage payment obligations and harm to our reputation.

We may not be able to keep up with rapid technological change.

The sectors for all of our products are characterized by rapid technological advancements. Significant technological change could render existing technology obsolete. If we are unable to successfully respond to these developments, or do not respond in a cost-effective manner, our business, financial condition and results of operations will be materially adversely affected.

Future capital requirements may require incurring debt or dilution of existing stockholders.

Acquisition and development opportunities and other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

S-10

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus supplement, will be approximately $       million, or approximately $       million if the underwriters exercise in full their option to purchase additional shares based upon the public offering price of $       per share and after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes including product development in key markets, the integration of new features into existing products, and expansion of our sales force and engineering staff.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. In addition, unless waived, the terms of our loan and security agreement with Silicon Valley Bank limit our ability to pay cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-11

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2017.

Our net tangible book value at March 31, 2017 was $1,942,588, or $0.18 per share, based on 10,811,883 shares of our common stock outstanding. After giving effect to the issuance and sale of all the shares in this offering at the public offering price of $        per share less the estimated offering expenses, our pro forma as adjusted pro forma net tangible book value at March 31, 2017 would be $          or $           per share. This represents an immediate increase in pro forma net tangible book value of $          per share to existing stockholders and an immediate dilution of $          per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$
Net tangible book value per share as of March 31, 2017		$0.18
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of March 31, 2017 after this offering	$
Dilution per share to new investors participating in this offering	$

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $       per share, the as adjusted net tangible book value deficit after this offering would be $       per share, representing an increase in net tangible book value of $       per share to existing stockholders and immediate dilution in net tangible book value of $       per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised, or we issue new options under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering             shares of our common stock at the public offering price of $            per share. The material terms and provisions of our common stock are described under the captions “Description of Capital Stock” on page 3 of the accompanying prospectus and “Common Stock” beginning on page 3 of the accompanying prospectus.

S-12

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Oppenheimer & Co. Inc. is acting as the lead book-running manager and representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares set forth opposite its name below:

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
Northland Securities, Inc.
Total

“Northland Capital Markets” is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member, FINRA/SIPC.

The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

The shares of common stock offered hereby are expected to be ready for delivery on or about August      , 2017 against payment in immediately available funds.

The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of            additional shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If this option is exercised in full, the total price to public will be $           , and the total proceeds to us, before expenses, will be $           . The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

S-13

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $           which includes up to $           that we have agreed to reimburse the underwriters for their fees and expenses relating to this offering.

We have granted Oppenheimer & Co. Inc., or Oppenheimer, a right of first refusal for a period of twelve months to act as sole book-running underwriter, sole lead initial purchaser, sole lead placement agent, or sole selling agent, as the case may be, on any financing for us. In the event we advise Oppenheimer that we desire to effect any such financing, we and Oppenheimer will negotiate in good faith the terms of Oppenheimer’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for Oppenheimer based upon customary fees for the services provided. Oppenheimer’s participation in any such financing will be subject to the approval of Oppenheimer’s internal committees and other conditions customary for such an undertaking.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We and our officers and directors have agreed to a 90-day “lock-up” with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions - The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions - The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids - If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the NYSE American LLC or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

S-14

Notice to Non-U.S. Investors

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-15

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

S-16

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

In Canada

The securities subject to this offering are not qualified for sale in Canada and may not be offered or sold in Canada, directly or indirectly, on our behalf.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Seattle, Washington. The underwriters are represented in this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Intellicheck Mobilisa, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.intellicheck.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

S-17

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-15465):

●	Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017;

●	Quarterly Report on Form 10-Q for the period ending March 31, 2017 filed with the SEC on May 10, 2017;

●	Definitive Proxy Statement on Schedule 14A filed March 31, 2017 relating to the annual meeting of stockholders to be held May 4, 2017;

●	Current Reports on Form 8-K filed May 9, 2017 and May 31, 2017;

●	A description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and

●	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck, Inc.
101 Jericho Quadrangle, Suite 202
Jericho, NY 11753
(516) 992-1900
Attn: Bill White, Chief Financial Officer

S-18

PROSPECTUS

INTELLICHECK MOBILISA INC.

$25,000,000

of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by Intellicheck Mobilisa, Inc. will not exceed $25,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

Our common stock is traded on the NYSE MKT LLC under the symbol “IDN.” On October 17, 2016, the last sale price of our common stock was $1.64. On such date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $11,675,705 based upon approximately 10,565,553 shares of our outstanding stock, of which approximately 7,119,332 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. Pursuant to the registration statement filed on Form S-3/A on July 31, 2013 and declared effective on August 6, 2013, we sold 1,200,000 shares of common stock and warrants to purchase 623,320 shares of common stock for an aggregate offering price of $2,100,000 on June 16, 2016 (the “June 2016 Shares and Warrants”). As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus other than the June 2016 Shares and Warrants.

See “Risk Factors” beginning on page 5 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

The date of this Prospectus is November 3, 2016.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Intellicheck Mobilisa” and to the “company,” “we,” “us” or “our” are to Intellicheck Mobilisa, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Intellicheck Mobilisa, Inc. may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $25,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

 All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2015. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

OVERVIEW OF OUR BUSINESS

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, our corporation was renamed Intelli-Check - Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”) (references to “Intelli-Check” in this annual report refer to the Company prior to the merger with Mobilisa). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we made a further change in our name to Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa,” “we,” “our,” “us,” or “the Company”). On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network. On October 27, 2015 we announced that our headquarters have been relocated to its Jericho, New York facility.

We are a leading technology solutions company that is engaged in developing, integrating and marketing threat identification, identity authentication, verification and validation technology solutions making it possible for customers to enhance the safety and awareness of their facilities and people, improve customer service, and achieve increased operational efficiencies to address a variety of challenges that include retail fraud prevention, age-restricted product sales compliance, law enforcement increased situational awareness and threat identification and prevention, and mobile and handheld access control and security for the government, military and commercial markets. Among Intellicheck’s products are Retail ID™ and Retail ID Mobile™, the industry leading solution for preventing fraud in the retail industry that provides added value in increasing customer loyalty program and credit card application conversions; while delivering enhanced customer service; Age ID™, a smartphone or tablet-based solution that can also be integrated in point of sale systems which provides instant identification verification and authentication solutions for applications that include the prevention of the sale of age-restricted products to minors; Law ID™, a flexible solution for mobile devices including smartphones and tablets that is used by law enforcement officers to identify and mitigate threats; and Defense ID®, a mobile and fixed infrastructure solution for threat identification, identity authentication and access control to military bases and other government facilities, and Guest ID™, which makes hotel check-in faster, easier and more accurate by instantly authenticating an individual’s ID, and automatically populating registration forms. We continue to develop and release innovative products based upon our rich patent portfolio consisting of over 25 patents.

We plan to expand our business in the near term by pursuing a research and development strategy designed to move our technologies into new product markets that are expected to benefit from enhanced safety, regulatory compliance and fraud prevention. For example, we anticipate extending our technologies into the healthcare and first responder spaces and to online applications to provide enhanced safety, regulatory compliance and fraud prevention for the billions of transactions that occur there each day.

As a complement to these new offerings, we are also developing a data analytics platform to analyze the data we capture and to provide meaningful data, trend and predictive analysis to a variety of customers in the commercial and government spaces.

We sold our wireless enterprise assets on August 31, 2015 in order to focus the company resources on our core identity authentication business.

We plan to leverage our IP in the new markets we are targeting to strengthen our competitive position.

Our primary businesses include Identity Systems products, which include commercial applications of identity card reading and verification and government sales of defense security and identity card applications.

Our technologies address problems such as:

●	Commercial Fraud and Risk Management – which may lead to economic losses to merchants from check cashing, debit and credit card, as well as other types of fraud such as identity theft that principally use fraudulent identification cards as proof of identity;

●	Instant Credit Card Approval – retail stores use our technology to scan a driver license at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;

●	Unauthorized Access – our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern;

●	Inefficiencies Associated With Manual Data Entry – by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry.

Our principal executive office is located at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753, and our telephone number is (516) 992-1900.

RISK FACTORS

We have incurred principally losses since inception and losses may continue, which could result in a decline in the value of our securities and a loss of your investment.

We sustained net losses of $5,333,951 and $7,644,230 for the fiscal years ended December 31, 2015 and 2014, respectively, and $3,918,607 for the six months ending June 30, 2016, and our accumulated deficit was $102,552,352. Since we expect to incur additional expenditures in line with the sales growth of our business, we may not achieve operating profits in the near future. This could lead to a decline in the value of our securities.

Our proprietary software relies on reference data provided by government and quasi-government agencies. If these governmental and quasi-government agencies were to stop sharing data with us, the utility of our proprietary software would be diminished in those jurisdictions and our business would be damaged.

Currently, the fifty states, ten Canadian provinces and the District of Columbia, which in most instances conform to the guidelines established by certain organizations responsible for implementing industry standards, cooperate with us by providing sample identification cards so that we may modify all of our hardware and software products to read and analyze the encoded information found on such jurisdiction’s identification cards. In the event that one or more of these jurisdictions do not continue to provide this reference data, the utility of our proprietary software may be diminished in those jurisdictions.

Our business strategy exposes us to long sales and implementation cycles for our products.

Our target customers in the commercial fraud protection, access control and age verification industry sectors include large retailers and government agencies, which typically require longer sales and implementation cycles for our products than do our potential customer base solely interested in age verification, such as restaurant, bar and convenience store operators. The longer sales and implementation cycles for larger retail companies continue to have an adverse impact on the timing of realizing our revenues. In addition, budgetary constraints and potential economic slowdowns may also continue to delay purchasing decisions by these prospective customers. These initiatives have costs associated with them, and we cannot assure you that they ultimately will prove successful, or result in, an increase to our revenues or profitability.

In addition, the loss or significant reduction in government spending by government entities could materially limit our ability to obtain government contracts. These limitations, if significant, could also have a material adverse effect on our business, financial condition and results of operations. In addition, we will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. Should we lose or fail to develop these strategic relationships we may not be able to implement our business strategy.

The industry for our systems and software is evolving and its growth is uncertain.

Demand and industry acceptance for recently introduced and existing systems, and software and sales from such systems and software, are subject to a high level of uncertainty and risk. With changing administration in government, changes in government budgets, and slowly evolving government standards on use of identity products, the government sector is slowly developing. The commercial sector has the ability to develop faster than the government sector, but it is also subject to a higher level of uncertainty because of potential uncertainty in the continued financial health of our commercial customers, as well as long sales cycles. Our business may suffer if the industry develops more slowly than anticipated and does not sustain industry acceptance.

Failure to manage our operations if they expand could impair our future growth.

If we are able to expand our operations, particularly through multiple sales to large retailers and government agencies in the document verification industry, the expansion will place significant strain on our management, financial controls, operating systems, personnel and other resources. Our ability to manage future growth, should it occur, will depend to a large extent upon several factors, including our ability to do the following:

●	build and train our sales force;

●	establish and maintain relationships with distributors;

●	develop customer support systems;

●	develop expanded internal management and financial controls adequate to keep pace with growth in personnel and sales, if they occur; and

●	manage the use of third-party manufacturers and suppliers.

If we are able to grow our business but do not manage our growth successfully, we may experience increased operating expenses, loss of customers, distributors or suppliers and declining or slowed growth of revenues.

We are subject to risks associated with product failure and technological flaws.

Products as complex as those offered by us may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commencement of commercial shipments. The occurrence of product defects or errors could result in adverse publicity, delay in product introduction, diversion of resources to remedy defects, loss of, or a delay in industry acceptance, claims by customers against us, or could cause us to incur additional costs, any of which could adversely affect our business.

Failure to protect our proprietary technology may impair our competitive position.

We continue to allocate significant resources to developing new and innovative technologies that are utilized in our products and systems. Because our continued success depends on, to a significant degree, our ability to offer products providing superior functionality and performance over those offered by our competitors, we consider the protection of our technology from unauthorized use to be fundamental to our success. This is done by processes aimed at identifying and seeking appropriate protection for newly-developed intellectual property, including patents, trade secrets, copyrights and trademarks, as well as policies aimed at identifying unauthorized use of such property. These processes include:

●	contractual arrangements providing for nondisclosure of proprietary information;

●	maintaining and enforcing issued patents and filing patent applications on innovative solutions to commercially important problems;

●	protecting trade secrets;

●	protecting copyrights and trademarks by registration and other appropriate means;

●	establishing internal processes for identifying and appropriately protecting new and innovative technologies; and

●	establishing practices for identifying unauthorized use of intellectual property.

We are currently involved in two lawsuits as a plaintiff in order to enforce our patent rights. Litigation can be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results. To determine the priority of inventions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

Additionally, third parties, including our competitors or licensees, may seek to have our patents reviewed by the Patent Trial and Appeal Board of the United States Patent and Trademark Office in a post grant proceeding, such as post grant review or an inter parties review. Such proceedings, if instituted could cancel our patents or narrow the scope of our patent claims. We cannot predict the effect that such proceedings, if instituted, may have on our business or revenue received from licensing our patents.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors, may have a material adverse effect on our business, operations and financial results.

If our future products incorporate technologies that infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.

We are not aware that our current products infringe the intellectual property rights of any third parties. We also are not aware of any third party intellectual property rights that may hamper our ability to provide future products and services. However, we recognize that the development of our services or products may require that we acquire intellectual property licenses from third parties so as to avoid infringement of those parties’ intellectual property rights. These licenses may not be available at all or may only be available on terms that are not commercially reasonable. If third parties make infringement claims against us whether or not they are upheld, such claims could:

●	consume substantial time and financial resources;

●	divert the attention of management from growing our business and managing operations; and

●	disrupt product sales and shipments.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude any infringing use. As a result, we would incur substantial costs, delays in product development, sales and shipments, and our revenues may decline substantially. Additionally, we may not be able to achieve the minimum necessary growth for our continued success.

Failure to attract and retain management and other personnel may damage our operations and financial results and cause our stock price to decline.

We depend to a significant degree on the skills, experience and efforts of our executive officers and other key management, technical, finance, sales and other personnel. Our failure to attract, integrate, motivate and retain existing or additional personnel could disrupt or otherwise harm our operations and financial results. We do not carry key man life insurance policies covering any employees. The loss of services of certain of our key employees, an inability to attract or retain qualified personnel in the future, or delays in hiring additional personnel could delay the development of our business and could cause our stock price to decline.

Our share price may be volatile and could decline substantially

The market price of our common stock, like the price of shares of technology companies generally, has been and may continue to be volatile. From January 1, 2002 to October 17, 2016, the closing price of our common stock has varied from a high of $140.00 to a low of $0.82 per share, as reported on the NYSE MKT. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	delays in development or roll-out of any of our products;

●	announcements by one or more competitors of new product acquisitions or technological innovations; and

●	unfavorable outcomes from outstanding litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of emerging technology companies, such as ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

We incur significant accounting and other control costs that impact our financial condition.

As a publicly traded corporation, we incur certain costs to comply with regulatory requirements. If regulatory requirements were to become more stringent or if controls thought to be effective later fail, we may be forced to make additional expenditures, the amounts of which could be material. Some of our competitors are privately owned, so their accounting and control costs could create a competitive advantage over us. Should our sales decline or if we are unsuccessful at increasing prices to cover higher expenditures for internal controls and audits, our costs associated with regulatory compliance will rise as a percentage of sales.

Securing government contracts typically involves a lengthy competitive bidding process. Often, unsuccessful bidders have the ability to challenge contract awards. Such challenges may increase costs, result in delays and risk the loss of the contract by the winning bidder. Protests or other delays related to material government contracts that may be awarded to us could result in revenue volatility. State and local government agency contracts may depend on the availability of matching funds from federal, state or local entities. State and local government agencies are subject to political, budgetary, purchasing and delivery constraints that may result in irregular revenue and operating results. Revenue volatility makes management of our business difficult. Outright loss of any material government contract through the protest process or otherwise, could significantly reduce our revenues.

We could be adversely affected by a negative audit by the U.S. government.

We, like other government contractors, are subject to various routine audits, reviews and investigations by U.S. government agencies, including the Defense Contract Audit Agency and various agency inspectors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations, and standards. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government.

Our business strategy exposes us to long sales and implementation cycles for our products.

Historically, some of our primary target customers have been government agencies and branches of the U.S. military, both of which require long sales and implementation cycles for products, which may result in a long period of time prior to revenue realization. The loss or significant reduction in government spending could limit our ability to obtain government contracts. These limitations, if significant, could significantly reduce our revenues. We will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. Should we lose or fail to develop these strategic relationships, we may not be able to implement our business strategy.

We cannot be certain that our backlog estimates will result in actual revenues in any particular fiscal period because our clients may modify or terminate projects or may decide not to exercise contract options.

Our backlog represents sales value of firm orders for products and services not yet delivered and, for long-term, executed contractual arrangements (contracts, subcontract and customer commitments), the estimated future sales value of product shipments, transactions processed and services to be provided over the term of the contractual arrangements, including anticipated renewal options. For contracts with indefinite quantities, our backlog is estimated based on current activity levels. Our backlog includes estimates of revenues, the receipt of which require future government appropriations, depend on option exercise by clients or are subject to contract modification or termination. At June 30, 2016, our backlog approximated $124,000. These estimates are based on our experience under such contracts and similar contracts, and we believe that such estimates are reasonable. If we do not realize a substantial amount of our backlog, as we presently anticipate, our operations could be harmed and future revenues could be significantly reduced.

Long lead times for the components used in certain products creates uncertainty in our supply chain and may prevent us from making required deliveries to our customers on time.

We rely exclusively on commercial off-the-shelf technology in manufacturing our products. The lead-time for ordering certain components used in our products and for the production of products can be lengthy. As a result, we must, from time to time, order products based on forecasted demand. If demand for products lags significantly behind forecasts, we may purchase more product than we can sell. Conversely, if demand exceeds forecasts, we may not have enough products to meet our obligations to our customers.

We obtain certain hardware and services, as well as some software applications, from a limited group of suppliers, and our reliance on these suppliers involves significant risks, including reduced control over quality and delivery schedules.

Any financial instability of our suppliers could result in having to find new suppliers. We may experience significant delays in manufacturing and deliveries of products and services to customers if we lose our sources or if supplies and services delivered from these sources are delayed. As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative supply sources. It may take several months to locate alternative suppliers, if required. We cannot predict whether we will be able to obtain replacement hardware within the required time frames at affordable costs, or at all. Any delays resulting from suppliers failing to deliver hardware or delays in obtaining alternative hardware, in sufficient quantities and of sufficient quality, or any significant increase in the cost of hardware from existing or alternative suppliers could result in delays on the shipment of product which, in turn, could result in the loss of customers we may not be able to successfully complete.

Our Defense ID® system relies on access to databases run by various government agencies. If these governmental agencies were to stop sharing data with us, the utility of the Defense ID system would be diminished and business would be damaged.

Currently, our Defense ID® system accesses over 100 separate databases run by various government and law enforcement agencies. We cannot be assured that each of these agencies will continue to cooperate with us. In the event that one or more of these agencies does not continue to provide access to these databases, the utility of the Defense ID® system may be diminished and, as a result, our sales could suffer.

Our Defense ID® system requires permission from each branch of the U.S. military in the form of an Authority to Operate (ATO). If an existing ATO is revoked, we would risk losing our ability to install our Defense ID® system at military bases.

We cannot be assured that these permissions will be renewed, and it is possible that they could be revoked. If one or more of these permissions is revoked or not renewed, then the sector for the Defense ID® system would be reduced and, as a result, our sales could suffer.

Our Defense ID® system manages private personal information and information related to sensitive government functions and a breach of the security systems protecting such information may result in a loss of suppliers or customers or result in litigation.

The protective security measures designed to protect sensitive information and contained in our products may not prevent all security breaches. Failure to prevent security breaches may disrupt our business, damage our reputation and expose us to litigation and liability. A party who is able to circumvent protective security measures used in these systems could misappropriate sensitive information or cause interruptions or otherwise damage our products, services and reputation as well as the property and privacy of customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our products, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of contracts. Further, our existing insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, we may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by the occurrence of any such breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

Future government regulation restricting the capture of information electronically stored on identification cards could adversely affect our business.

The Defense ID® system is designed to read, verify and capture information from identification cards. Currently, some jurisdictions have restrictions on what can be done with this information. Because issues of personal privacy continue to be a major topic of public policy debate, it is possible that, in the future, these or other jurisdictions may introduce similar or additional restrictions on capturing this information. Therefore, the implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected industry sectors to become impractical and reduce our revenues and potential revenues.

We are subject to risks associated with product failure and technological flaws.

Our products are complex and may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commercial shipments have commenced. The occurrence of product defects or errors could result in negative publicity, delays in product introduction and the diversion of resources to remedy defects and loss of or delay in industry acceptance or claims by customers against us and could cause us to incur additional costs, any one of which could adversely affect our business. Because of the risk of undetected error, we may be compelled to accept liability provisions that vary from our preferred contracting model in certain critical transactions. There is a risk that in certain contracts and circumstances we may not be successful in adequately minimizing product and related liabilities or that the protections negotiated will not ultimately be deemed enforceable.

We carry product liability insurance, but existing coverage may not be adequate to cover potential claims. The failure of our products to perform as promised could result in increased costs, lower margins, liquidated damage payment obligations and harm to our reputation.

We may not be able to keep up with rapid technological change.

The sectors for all of our products are characterized by rapid technological advancements. Significant technological change could render existing technology obsolete. If we are unable to successfully respond to these developments, or do not respond in a cost-effective manner, our business, financial condition and results of operations will be materially adversely affected.

Future capital requirements may require incurring debt or dilution of existing stockholders.

Acquisition and development opportunities and other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

Because we do not intend to pay dividends on our Common Stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You should carefully consider the factors contained in our annual report on Form 10-K for fiscal year ended December 31, 2015 under the heading “Risk Factors” beginning on page 17 of our 10-K. You should also consider similar information contained in any annual report on Form 10-K, quarterly report on Form 10-Q, and any other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

●	repayment of debt;

●	capital expenditures;

●	working capital, including the purchase of hardware in connection with our fulfillment of customer orders;

●	acquisitions; and

●	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation and our amended and restated bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our amended certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

We may offer shares of Intellicheck Mobilisa’s common stock from time to time. Pursuant to our certificate of incorporation, we have the authority to issue 40,000,000 shares of common stock, $0.001 par value. As of October 17, 2016, we had 10,565,553 shares of common stock outstanding. As of October 17, 2016, there were approximately 53 holders of record of our common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our certificate of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value, of which 30,000 have been designated 8% Convertible preferred stock. As of October 17, 2016, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter or prevent a change of control of Intellicheck Mobilisa.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the preferred stock;

●	the maximum number of shares of the series;

●	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

●	any liquidation preference;

●	any optional redemption provisions;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

●	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

●	any voting rights; and

●	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

●	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

●	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

●	on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

●	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Stock Exchange

Our common stock is listed on the NYSE MKT LLC under the symbol “IDN.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer, 17 Battery Place, 8th Floor, New York, NY 10004. Its phone number is (212) 509-4000.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time; and

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

●	shorten the period of time during which the warrants may be exercised; or

●	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Intellicheck Mobilisa may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

●	transactions on the NYSE MKT LLC (including through at the market offerings) or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through offerings of securities exchangeable, convertible or exercisable for the securities;

●	directly to one or more purchasers;

●	through agents; or

●	through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

●	the name or names of any underwriters, broker-dealers or agents;

●	the purchase price of the securities and the proceeds to be received by us from the sale;

●	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	any additional risk factors applicable to the securities that we propose to sell; and

●	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the NYSE MKT LLC. Any common stock sold will be listed on the NYSE MKT LLC, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Intellicheck Mobilisa, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Intellicheck Mobilisa files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on March 25, 2016;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the SEC on May 13, 2016, and the Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2016 as filed with the SEC on May 16, 2016;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 as filed with the SEC on August 11, 2016;

●	our Current Reports on Form 8-K as filed with the SEC on March 1, 2016, March 7, 2016, March 9, 2016, May 5, 2016, May 6, 2016, May 20, 2016, June 20, 2016, and September 28, 2016;

●	a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and

●	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck Mobilisa, Inc.

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(516) 992-1900: Bill White, Chief Financial Officer

                          Shares of

Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

Northland Capital Markets

August     , 2017